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                                                                    EXHIBIT 5.1

                             [DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                               NEW YORK, NY 10017
                                 212-450-4000]

                                                      August 7, 1997

Re: REGISTRATION STATEMENT ON FORM S-3
    (REGISTRATION NO. 333-    )

DecisionOne Holdings Corp.
50 East Swedesford Road
Frazer, Pennsylvania 19355

Ladies and Gentlemen:

   We have acted as counsel to DecisionOne Holdings Corp. (the "Company") in connection with the Company's Registration Statement on Form S-3 (No.
333-     )(the "Registration Statement"), as amended, filed with the
Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of 148,400 Units (the "Units"), consisting of 11 1/2% Senior Discount Debentures due 2008 (the "Debentures") and 148,400 Warrants (the "Warrants") to purchase shares of 281,960 shares of common stock of the Company, par value $0.01 per share (the "Common Stock"). The Debentures were initially issued under an Indenture (the "Indenture") between Quaker Holding Co. and State Street Bank and Trust Company, as trustee (the "Trustee"), and will be assumed as obligations of the Company pursuant to the Debt Assumption Agreement (the "Debt Assumption Agreement") between the Company and the Trustee. The Warrants were initially issued under a Warrant Agreement (the "Warrant Agreement") between Quaker Holding Co. and State Street Bank and Trust Company (the "Warrant Agent") and will be assumed as obligations of the Company pursuant to the Warrant Assumption Agreement (the "Warrant Assumption Agreement") between the Company and the Warrant Agent.

   We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

   Upon the basis of the foregoing, we are of the opinion that:

   1. The Debentures have been duly authorized and, assuming the Debt Assumption Agreement has been duly executed and delivered by the Company and the Trustee and the Debentures have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the Debt Assumption Agreement, will be valid and binding obligations of the Company.

   2. The Warrants have been duly authorized and, assuming the Warrant Assumption Agreement has been duly executed and delivered by the Company and the Warrant Agent, and the Warrants have been duly executed, authenticated, issued and delivered in accordance with the Warrant Agreement and the Warrant Assumption Agreement, will be valid and binding obligations of the Company.

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   3. The issuance of the Common Stock of the Company has been duly authorized and when issued and delivered upon exercise of the Warrants, in accordance with the terms of the Warrant Agreement and the Warrant Assumption Agreement and the Warrants, will be validly issued, fully paid and non-assessable.

   4. The issuance of the Debentures and Warrants as Units have been validly authorized and when the Debentures have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the Debt Assumption Agreement with the Warrant Endorsement (as defined in the Indenture) endorsed thereon, will be valid and binding obligations of the Company.

   We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in such Registration Statement, and any subsequent amendments, and in the related prospectus under the caption "Legal Matters" contained in the Registration Statement.

                                                 Very truly yours,

                                              /s/ Davis Polk & Wardwell